UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of Earliest Event Reported: August 4, 1998

                         Date of Report: August 5, 1998




                                Ferrellgas, L.P.
                            Ferrellgas Finance Corp.


                      (Exact name of registrants as specified in their charters)

                Delaware                 33-53379                     43-1698481
                Delaware               33-53379-01                    43-1677595

           (States or other         Commission file             (I.R.S. Employer
              jurisdictions of         numbers             Identification  Nos.)
               incorporation or
                organization)





                   One Liberty Plaza, Liberty, Missouri 64068

                             (Address of principal executive offices) (Zip Code)


Registrants' telephone number, including area code: (816) 792-1600



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 ITEM 5.  OTHER EVENTS

         On August 4, 1998, Ferrellgas L.P. issued $350 million of fixed rate Senior Notes in five series with maturities ranging from 2005 through 2013 (the Senior Notes) in a private placement to qualified institutional investors. Proceeds of the offering were used to redeem Ferrellgas, L.P.'s outstanding 10 % Series A Fixed Rate Senior Notes on August 5, 1998, and to repay outstanding indebtedness under Ferrellgas, L.P.'s bank credit lines.

         On August 4, 1998, Ferrellgas L.P.'s Second Amended and Restated Credit Agreement was declared effective. This agreement provides Ferrellgas L.P. with $145 million of bank credit lines.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                              FERRELLGAS, L.P.

                                           By Ferrellgas, Inc. (General Partner)


Date: August 5, 1998                                   By     /s/ Kevin T. Kelly
                                                            -------------------
                                                                 Kevin T. Kelly
                                             Chief Financial Officer (Principal
                                            Financial and Accounting Officer)




                                                        FERRELLGAS FINANCE CORP.





Date: August 5, 1998                                 By       /s/ Kevin T. Kelly
                                                           ---------------------
                                                                  Kevin T. Kelly
                                              Chief Financial Officer (Principal
                                               Financial and Accounting Officer)